UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): May 9, 2013

SELWAY CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road Suite 230 Denville, NJ		07834
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2013, Selway Capital Acquisition Corporation (the “Company”) appointed Yoram Bibring to serve as Chief Financial Officer, effective June 3, 2013. Prior to joining the Company, Mr. Bibring served at Fundtech Ltd, a global financial transactions software and service solutions company, as chief financial officer from September 2001 through May 2012, and as an outside consultant from May 2012 to December 2012. In his capacity as chief financial officer of Fundtech, Mr. Bibring also served as a director of various other subsidiaries of the Fundtech group. Prior to joining Fundtech, Mr. Bibring served from December 1998 until May 2001 as chief financial officer of ViryaNet Ltd., a provider of software solutions to the workforce management market located in Southborough, Massachusetts. From January 1990 until January 1998, Mr. Bibring was employed by Geotek Communications, a wireless communications service provider located in Montvale, New Jersey, where he served initially as chief financial officer and then as the president of its International Division. Mr. Bibring holds a BS in Accounting and Economics from Tel Aviv University and is a certified public accountant in the United States.

In connection with Mr. Bibring’s appointment, the Company entered into an employment agreement dated May 9, 2013. The agreement provides for an employment term of three years, during which Mr. Bibring will receive an initial annual base salary of $250,000 and a one-time signing bonus of $18,500. Mr. Bibring will also be eligible for a $100,000 annual bonus based on the terms and conditions of the Company’s bonus plan for senior management, of which 50% may, at the discretion of the Company, be paid in registered shares of Company common stock. Subject to implementation of a fully approved and legally compliant employee stock compensation program, Mr. Bibring has the right to receive options to purchase up to 200,000 shares of Company common stock at an exercise price of $7.50 per share. These options will vest over a three year period in monthly increments beginning November 1, 2013; provided, however, that the options will vest immediately upon the sale or transfer of all or substantially all of the assets of the Company or the sale of more than 50% of the shares of capital stock of the Company entitled to vote generally for the election of directors of the Company.

Pursuant to the employment agreement, in the event that Mr. Bibring is terminated without cause or Mr. Bibring terminates employment for good reason prior to the end of the employment term, he will be entitled to: (i) one year’s base salary; (ii) his targeted annual bonus for the twelve months following termination; and (iii) the automatic vesting of options that would otherwise fully vest during the twelve month period following termination. In the event of Mr. Bibring’s death during the employment term, his spouse or estate will be paid an amount equal to one year’s base salary.

On May 10, 2013, the Company issued a press release relating to Mr. Bibring’s appointment. The press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated May 10, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELWAY CAPITAL ACQUISITION CORPORATION
Dated: May 10, 2013

	By:	/s/ Gary J. Sekulski
Name: Gary J. Sekulski
Title: Chairman, President & Chief Executive Officer

3